Exhibit 99.2

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

For the 3 months ending March 31, 2017 and 2016

	1st Quarter
(in thousands, except per share data)	2017	2016	Change
Revenues
Oil, natural gas liquids and natural gas sales	$176,375	$122,764	$53,611
Gain on derivative instruments, net	64,546	5,455	59,091

Total revenues	240,921	128,219	112,702

Operating Costs and Expenses
Oil, natural gas liquids and natural gas production	41,288	47,727	(6,439)
Production and ad valorem taxes	12,820	11,170	1,650
Depreciation, depletion and amortization	99,652	119,362	(19,710)
Asset impairment	1,460	220,025	(218,565)
Exploration	3,636	242	3,394
General and administrative (including non-cash stock based compensation of $3,197 and $2,471 for the three months ended March 31, 2017, and 2016, respectively)	20,399	29,525	(9,126)
Accretion of discount on asset retirement obligations	1,414	1,757	(343)
(Gain) loss on sale of assets and other	(1,175)	222	(1,397)

Total operating costs and expenses	179,494	430,030	(250,536)

Operating Income (Loss)	61,427	(301,811)	363,238

Other Income (Expense)
Interest expense	(8,966)	(9,833)	867
Other income	383	95	288

Total other expense	(8,583)	(9,738)	1,155
Income (Loss) Before Income Taxes	52,844	(311,549)	364,393
Income tax expense (benefit)	19,441	(108,433)	127,874

Net Income (Loss)	$33,403	$(203,116)	$236,519

Diluted Earnings Per Average Common Share	$0.34	$(2.34)	$2.68

Basic Earnings Per Average Common Share	$0.34	$(2.34)	$2.68

Diluted Average Common Shares Outstanding	97,607	86,632	10,975

Basic Average Common Shares Outstanding	97,140	86,632	10,508

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

As of March 31, 2017 and December 31, 2016

(in thousands)	March 31, 2017	December 31, 2016
ASSETS
Current Assets
Cash and cash equivalents	$88,658	$386,093
Accounts receivable, net	90,100	73,322
Inventories, net	15,365	14,222
Derivative instruments	7,594	50
Income tax receivable	26,246	27,153
Prepayments and other	5,024	5,071

Total current assets	232,987	505,911

Property, Plant and Equipment
Oil and natural gas properties, net	4,298,911	4,016,683
Other property and equipment, net	45,606	44,869

Total property, plant and equipment, net	4,344,517	4,061,552

Other postretirement assets	3,607	3,619
Noncurrent derivative instruments	9,293	—
Other assets	8,311	8,741

TOTAL ASSETS	$4,598,715	$4,579,823

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Long-term debt due within one year	17,000	24,000
Accounts payable	79,644	65,031
Accrued taxes	10,153	7,252
Accrued wages and benefits	14,047	25,089
Accrued capital costs	120,825	79,988
Revenue and royalty payable	44,314	51,217
Derivative instruments	8,324	65,467
Other	14,368	20,160

Total current liabilities	308,675	338,204

Long-term debt	527,557	527,443
Asset retirement obligations	83,256	81,544
Deferred income taxes	516,295	495,888
Noncurrent derivative instruments	—	3,006
Other long-term liabilities	8,381	13,136

Total liabilities	1,444,164	1,459,221

Total Shareholders’ Equity	3,154,551	3,120,602

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,598,715	$4,579,823

SELECTED BUSINESS SEGMENT DATA (UNAUDITED)

For the 3 months ending March 31, 2017 and 2016

	1st Quarter
(in thousands, except sales price and per unit data)	2017	2016	Change
Operating and production data
Oil, natural gas liquids and natural gas sales
Oil	$146,670	$102,157	$44,513
Natural gas liquids	15,634	8,589	7,045
Natural gas	14,071	12,018	2,053

Total	$176,375	$122,764	$53,611

Open non-cash mark-to-market gains (losses) on derivative instruments
Oil	$58,058	$(1,699)	$59,757
Natural gas liquids	7,087	—	7,087
Natural gas	7,224	1,442	5,782

Total	$72,369	$(257)	$72,626

Closed gains (losses) on derivative instruments
Oil	$(6,010)	$5,094	$(11,104)
Natural gas liquids	(1,465)	—	(1,465)
Natural gas	(348)	618	(966)

Total	$(7,823)	$5,712	$(13,535)

Total revenues	$240,921	$128,219	$112,702

Production volumes
Oil (MBbl)	2,996	3,386	(390)
Natural gas liquids (MMgal)	33.7	40.0	(6.3)
Natural gas (MMcf)	5,730	7,446	(1,716)

Total production volumes (MBOE)	4,754	5,580	(826)

Average daily production volumes
Oil (MBbl/d)	33.3	37.2	(3.9)
Natural gas liquids (MMgal/d)	0.4	0.4	—
Natural gas (MMcf/d)	63.7	81.8	(18.1)

Total average daily production volumes (MBOE/d)	52.8	61.3	(8.5)

Average realized prices excluding effects of open non-cash mark-to-market derivative instruments
Oil (per barrel)	$46.95	$31.67	$15.28
Natural gas liquids (per gallon)	$0.42	$0.21	$0.21
Natural gas (per Mcf)	$2.39	$1.70	$0.69
Average realized prices excluding effects of all derivative instruments
Oil (per barrel)	$48.96	$30.17	$18.79
Natural gas liquids (per gallon)	$0.46	$0.21	$0.25
Natural gas (per Mcf)	$2.46	$1.61	$0.85
Costs per BOE
Oil, natural gas liquids and natural gas production expenses	$8.68	$8.56	$0.12
Production and ad valorem taxes	$2.70	$2.00	$0.70
Depreciation, depletion and amortization	$20.96	$21.39	$(0.43)
Exploration expense	$0.76	$0.04	$0.72
General and administrative	$4.29	$5.29	$(1.0)
Capital expenditures (includes acquisitions)	$384,135	$124,088	$260,047